Exhibit (b)(4)

OMNIBUS AMENDMENT

[AMENDMENT NO. 3 TO RECEIVABLES SALE AGREEMENT,

AMENDMENT NO. 5 TO RECEIVABLES SALE AND CONTRIBUTION AGREEMENT

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT]

THIS OMNIBUS AMENDMENT (this “Amendment”) is entered into as of August 7, 2006 by and among:

(a) INTERNATIONAL PAPER COMPANY, a New York corporation (“International Paper” or the “Originator”),

(b) INTERNATIONAL PAPER FINANCIAL SERVICES, INC., a Delaware corporation (“IPFS”),

(c) RED BIRD RECEIVABLES, INC., a Delaware corporation (“Red Bird” and, together with International Paper and IPFS, the “Companies”),

(d) THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, the New York branch of a Japanese banking corporation formerly known as The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as Gotham Agent (a “Co-Agent”),

(e) JPMORGAN CHASE BANK, N.A., as PREFCO Agent (a “Co-Agent”),

(f) BNP PARIBAS, ACTING THROUGH ITS NEW YORK BRANCH, as Starbird Agent (a “Co-Agent”),

(g) CITICORP NORTH AMERICA, INC., as CAFCO Agent (a “Co-Agent”), and

(h) WACHOVIA BANK, NATIONAL ASSOCIATION, as VFCC Agent (a “Co-Agent”) and as administrative agent (the “Administrative Agent”),

and pertains to (i) that certain Receivables Sale Agreement, dated as of December 26, 2001, by and between IP and IPFS, as amended the (“First-Step RSA”), (ii) that certain Receivables Sale and Contribution Agreement, dated as of December 26, 2001, by and between IPFS and Red Bird, as amended (the “Second-Step RC&SA”) and (iii) that certain Amended and Restated Credit and Security Agreement, dated as of November 17, 2004, by and among the parties hereto, Variable Funding Capital Company LLC, Gotham Funding Corporation, Preferred Receivables Funding Company LLC, Starbird Funding Corporation, CAFCO, LLC, Citibank, N.A., as amended (the “CSA” and, together with the First-Step RSA and the Second-Step RC&SA, the “Agreements”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the First-Step RSA, the Second-Step RC&SA or the CSA, as applicable.

W I T N E S S E T H :

WHEREAS, the parties wish to modify the Agreements as hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto hereby agree as follows:

1. Amendments.

1.1. Section 2.1(h) of the First-Step RSA is hereby amended and restated in its entirety to read as follows:

(h) Use of Proceeds. No portion of any Purchase Price payment hereunder will be used to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended; provided, however, that Originator may use Purchase Price payments hereunder to repurchase shares of its capital stock in accordance with applicable laws and regulations.

1.2. Section 2.1(h) of the Second-Step RC&SA is hereby amended and restated in its entirety to read as follows:

(h) Use of Proceeds. No portion of any Purchase Price payment hereunder will be used by IPFS to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

1.3. Section 6.1(h) of the CSA is hereby amended and restated in its entirety to read as follows:

(h) Use of Proceeds. No proceeds of any Advance hereunder will be used by the Borrower (x) to purchase or carry any margin stock as defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System or to advance or provide funds to others for such purpose or (y)(i) for a purpose that violates: (A) Section 7.2(e) of this Agreement or (B) Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

1.4. All references in the Agreements to “Blue Ridge Asset Funding Corporation” and “Blue Ridge” are hereby replaced with “Variable Funding Capital Company LLC” and “VFCC,” respectively.

1.5. All references in the Agreements to “The Bank of Tokyo-Mitsubishi, Ltd., New York Branch” and “BTM” are hereby replaced with “The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch” and “BTMU,” respectively.

1.6. All references in the Agreements to “Preferred Receivables Funding Corporation” are hereby replaced with “Preferred Receivables Funding Company LLC.”

2. Representations.

2.1. Each of the Companies represents and warrants to the Lenders and the Agents that it has duly authorized, executed and delivered this Amendment and that this Amendment constitutes, a legal, valid and binding obligation of such Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability).

2.2. The Originator further represents and warrants to IPFS, the Borrower, the Lenders and the Agents that, after giving effect to this Amendment, each of its representations and warranties set forth in Section 2.1 of the First-Step RSA is true and correct as of the date hereof.

2.3. IPFS further represents and warrants to the Borrower, the Lenders and the Agents that, after giving effect to this Amendment, each of its representations and warranties set forth in Section 2.1 of the Second-Step RC&SA is true and correct as of the date hereof.

2.4. Each of the Companies further represents and warrants to the Lenders and the Agents that, after giving effect to this Amendment, each of its representations and warranties set forth in Section 6.1 of the CSA is true and correct as of the date hereof and that no Amortization Event, Unmatured Amortization Event, Performance Guarantor Credit Event or Cap Gemini-Poland Trigger Event exists as of the date hereof and is continuing.

3. Condition Precedent. This Amendment shall become effective as of the date first above written upon receipt by the Administrative Agent of a counterpart hereof duly executed by each of the Companies and the Agents.

4. Miscellaneous.

4.1. Except as expressly amended hereby, the Agreements shall remain unaltered and in full force and effect, and each of the parties hereby ratifies and confirms each of the Transaction Documents to which it is a party.

4.2. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.

4.3. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment.

4.4. To the fullest extent permitted by applicable law, delivery of an executed counterpart hereof via facsimile or via electronic mail of a .pdf copy hereof, shall have the same force and effect as delivery of an executed original hereof.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first above written.

RED BIRD RECEIVABLES, INC.

By:	/s/ LILLIAN SHOU
Name:	Lillian Shou
Title:	Vice President and Treasurer

INTERNATIONAL PAPER FINANCIAL SERVICES, INC.

By:	/s/ JENNY BORDEN
Name:	Jenny Borden
Title:	Vice President and Asst. Secretary

INTERNATIONAL PAPER COMPANY

By:	/s/ DAVID E. ARICK
Name:	David E. Arick
Title:	Assistant Treasurer

WACHOVIA BANK, NATIONAL ASSOCIATION, as VFCC Agent and as Administrative Agent

By:	/s/ MICHAEL J. LANDRY
Name:	Michael J. Landry
Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Gotham Agent

By:	/s/ ADITYA REDDY
Name:	Aditya Reddy
Title:	Vice President

JPMORGAN CHASE BANK, N.A., as PREFCO Agent

By:	/s/ JOHN M. KUHNS
Name:	John M. Kuhns
Title:	Vice President

BNP PARIBAS, ACTING THROUGH ITS NEW YORK BRANCH, as Starbird Agent

By:	/s/ MICHAEL GONIK
Name:	Michael Gonik
Title:	Director

By:	/s/ BRIAN LEACH
Name:	Brian Leach
Title:	Vice President

CITICORP NORTH AMERICA, INC., as CAFCO Agent

By:	/s/ RICHARD C. SIMONS
Name:	Richard C. Simons
Title:	Vice President